Exhibit 10.1
SEVENTH AMENDMENT TO AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of May 20, 2021, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).
RECITALS:
A.    The Seller, U.S. Bank, and the Agent are parties to an Amended and Restated Master Repurchase Agreement dated as of September 16, 2016 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 10, 2017, that certain Second Amendment to Amended and Restated Master Repurchase Agreement dated as of August 9, 2018, that certain Third Amendment to Amended and Restated Master Repurchase Agreement dated as of May 23, 2019, that certain Fourth Amendment to Amended and Restated Master Repurchase Agreement dated as of May 21, 2020, that certain Fifth Amendment to Amended and Restated Master Repurchase Agreement dated as of September 24, 2020, and that certain Sixth Amendment to Amended and Restated Master Repurchase Agreement dated as of March 25, 2021, and as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.    Amendments.
2.1.    The following definitions set forth in Section 1.2 of the Repurchase Agreement are added or amended and restated, as applicable, to read in their entireties as follows:
“Buyer Party” is defined in Section 22.19(a).
“Erroneous Payment” is defined in Section 22.19(a).
“LIBOR Margin” means 1.75%.

“Payment Recipient” is defined in Section 22.19(a).
“Termination Date” means the earlier of (a) May 19, 2022, or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
2.2.    Erroneous Payments. Article 22 of the Repurchase Agreement is amended by adding a new Section 22.19 to the end thereto reading in its entirety:
22.19. Erroneous Payments.
(a)    If the Agent notifies a Buyer or any other holder of any Obligations (each, a “Buyer Party”), or any Person who has received funds on behalf of a Buyer Party (any such Buyer Party or other recipient, a “Payment Recipient”), that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) such Payment

Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):
(i)    (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 22.19(b).
(c)    Each Buyer Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Buyer Party under any Loan Document, or otherwise payable or distributable by the Agent to such Buyer Party from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Agent from a Loan Party for the purpose of making such Erroneous Payment.
(e)    To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment.
(f)    Each party’s agreements under this Section 22.19 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Buyer, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.
2.3.    Schedule AI. Schedule AI to the Repurchase Agreement is amended and restated in its entirety as set forth on Schedule AI hereto.

2.4.    Schedule BC. Schedule BC to the Repurchase Agreement is amended and restated in its entirety as set forth on Schedule BC hereto.

Section 3.    Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:
3.1.    delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;
3.2.    delivery to the Agent of a certificate by the Secretary or Assistant Secretary of the Seller (i) certifying that the resolutions adopted by the Seller’s board of directors on September 12, 2016, remain in full force and effect, authorizing the Seller to enter into this Amendment, (ii) certifying that there has been no amendment to the Articles of Incorporation of the Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, (iii) certifying that there has been no amendment to the By-Laws of Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, and (iv) a certification as to the incumbency, names, titles, and signatures of the officers of the Seller authorized to execute this Amendment and the other instruments executed by the Seller in connection with this Amendment; and
3.3.    delivery to the Agent of such other documents as it may reasonably request.
Section 4.    Miscellaneous.
4.1.    Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
4.2.    Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
4.3.    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
4.4.    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

4.5.    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

4.7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
4.8.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9.    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:
HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By:     /s/ L. Ludwell Jones IV
Name: L. Ludwell Jones IV
Title: Vice President and Treasurer

AGENT AND BUYER:
U.S. BANK NATIONAL ASSOCIATION,
as Agent and Buyer

By:     /s/ Rodney Davis
Name: Rodney Davis
Title: Senior Vice President

Signature Page
Seventh Amendment

SCHEDULE AI TO
SEVENTH AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

SCHEDULE AI
To Master Repurchase Agreement

Investor	S&P CP Rating
Federal Home Loan Mortgage Corp	N/A
Flagstar Bank	N/A
Federal National Mortgage Assoc	N/A
Various Investors Purchasing Ginnie Mae Securities	A1
JPMorgan Chase Bank	A1
Penny Mac Corporation	N/A
Plaza Home Mortgage, Inc	N/A
Redwood Trust	N/A
Planet Home Lending, LLC	N/A
Truist Bank	A-
U.S. Bank Home Mortgage	A1
Various Unused Mandatory Commitments	N/A
Wells Fargo Bank, N.A.	A1
Housing Agencies
Colorado Housing and Finance Authority	N/A
Schedule AI

SCHEDULE BC TO
SEVENTH AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
SCHEDULE BC
To Master Repurchase Agreement

The Buyers’ Committed Sums
(in dollars)

Buyer	Except as provided in the below chart, Committed Sum for any period:
U.S. Bank National Association	$75,000,000
Maximum Aggregate Commitment	$75,000,000

Buyer	Committed Sum for June 23, 2021 through and including July 22, 2021	Committed Sum for September 22, 2021 through and including October 21, 2021	Committed Sum for December 21, 2021 through and including February 3, 2022	Committed Sum for March 23, 2022 through and including April 21, 2022
U.S. Bank National Association	$175,000,000	$175,000,000	$200,000,000	$150,000,000
Maximum Aggregate Commitment	$175,000,000	$175,000,000	$200,000,000	$150,000,000
Schedule BC